Exhibit 99.1

Payprotec Oregon, LLC
dba Securus Payments
and Subsidiary

Consolidated
Financial Statements

Years Ended
 December 31, 2013
 and 2012

Independent Auditors' Report

To the Members of
Payprotec Oregon, LLC dba Securus Payments and Subsidiary

We have audited the accompanying consolidated balance sheets of Payprotec Oregon, LLC dba Securus Payments and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of income and members' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Payprotec Oregon, LLC dba Securus Payments and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

March 5, 2014

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Current assets
Cash	$394,750	$178,121
Accounts receivable	288,261	167,099
Prepaid expenses and other current assets	153,949	-
Total current assets	836,960	345,220
Property and equipment - net	420,841	194,270
Deposits	21,101	3,300
Advance to related party	106,366	-
Total Assets	$1,385,268	$542,790
Liabilities and Members' Equity
Current liabilities
Accounts payable	$184,743	$192,796
Accrued expenses	232,224	104,164
Accrued members' distributions	71,999	36,486
Current portion of notes payable to related parties	29,406	-
Total current liabilities	518,372	333,446
Deferred rent	19,472	-
Notes payable to related parties	139,342	-
Total liabilities	677,186	333,446
Members' equity	708,082	209,344
Total Liabilities and Members' Equity	$1,385,268	$542,790

The accompanying notes are an integral part of the consolidated financial statements

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Consolidated Statements of Income and Members' Equity

Years Ended December 31, 2013 and 2012

	2013	2012
Net revenues	12,397,247	6,294,454
Expenses
Cost of services	7,917,067	4,410,029
Selling, general, and administrative expenses	2,889,361	1,594,404
Total expenses	10,806,428	6,004,433
Income from operations	1,590,819	290,021
Other income and (expense)
Interest expense	(4,433)	-
Other income	24,183	78,500
Other income - net	19,750	78,500
Net Income	1,610,569	368,521
Distributions	(1,111,831)	(556,035)
Members' equity - beginning of year	209,344	396,858
Members' Equity - End of Year	708,082	209,344

The accompanying notes are an integral part of the consolidated financial statements

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash Flows From Operating Activities
Net income	$1,610,569	$368,521
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	79,688	56,640
Gain on disposal of property and equipment	(21,183)	-
Changes in operating assets and liabilities
Accounts receivable	(121,162)	(46,094)
Prepaid expenses and other current assets	(153,949)	50
Deposits	(17,801)	-
Accounts payable	(8,053)	82,934
Accrued expenses	128,060	65,900
Deferred rent	19,472	-
Net cash provided by operating activities	1,515,641	527,951
Cash Flows From Investing Activities
Purchases of property and equipment	(106,153)	(37,916)
Advance to related party	(106,366)	-
Net cash used by investing activities	(212,519)	(37,916)
Cash Flows From Financing Activities
Repayment of notes payable to related parties	(10,175)	-
Distributions	(1,076,318)	(519,549)
Net cash used by financing activities	(1,086,493)	(519,549)
Net Increase (Decrease) in Cash	216,629	(29,514)
Cash - beginning of year	178,121	207,635
Cash - End of Year	$394,750	$178,121
Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$4,433	$-

Supplemental Disclosure of Noncash Investing and Financing Activities
Property and equipment acquired through issuance of notes payable to related parties, net of trade-in value of $62,000	$178,923	-
Accrued members' distributions	$35,513	36,486

The accompanying notes are an integral part of the consolidated financial statements

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

1.         Summary of Significant Accounting Policies

Organization and nature of operations

Payprotec Oregon, LLC dba Securus Payments (Payments) was formed in 2009 in the state of Oregon. The consolidated financial statements include the accounts of Payments and its 98 percent-owned subsidiary, Securus Consulting, LLC (Consulting) (collectively referred to as "the Company").  All significant intercompany balances and transactions have been eliminated upon consolidation.   The noncontrolling interest in Consulting is not significant and therefore is not presented in the accompanying consolidated financial statements.

The  Company  initiates  lease  transactions  for  credit  and  debit  card  processing  equipment  and  other merchant services to merchants throughout the United States through its offices in Oregon, California, and beginning in 2014, Florida.   The Company primarily initiates such transactions on behalf of First Data Merchant Services Corporation (First Data).

Payments and Consulting are limited liability companies, which are legal entities in which the owners' (members') liabilities are limited to their investments in Payments and Consulting.

Basis of preparation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) applied on a basis consistent with that of the preceding year.

Use of estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.   Actual results could differ from those estimates.

Accounts receivable

Accounts receivable represent contractual residual payments due from the Company's customers.  These residual payments are determined based on the credit and debit card processing activity of merchants for which the Company initiated lease transactions.  Based on collection experience and periodic reviews of outstanding receivables, management considers all accounts receivable to be fully collectible and accordingly, no allowance for doubtful accounts is required.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to ten years.  Leasehold improvements are amortized over the lesser of the expected term of the lease or the estimated useful life of the asset.   Expenditures for repairs and maintenance are expensed as incurred.  Additions and betterments are capitalized.  The cost and related accumulated depreciation and amortization on property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current year revenue or expense.

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

1. Summary of Significant Accounting Policies (Continued)

Long-lived assets

The Company accounts for long-lived assets at amortized cost.  Management reviews long-lived assets for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable.  If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition.  If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value.

Revenue recognition

The majority of the Company's revenues are comprised of lease commissions and residual income.  Lease commissions are earned and recorded when the Company initiates a lease transaction on behalf of First Data (or a similar entity) and are recorded net of expected returns.   Residual income represents the Company's share of fees charged to the merchants by First Data (or a similar entity) and is recorded monthly when earned by the Company in accordance with contractual arrangements.

Advertising costs

Advertising costs are expensed as incurred.  Total advertising expense was $68,153 and $40,735 for the years ended December 31, 2013 and 2012, respectively.

Income taxes

The Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code.  Under these provisions, the Company is not subject to federal or state corporate income taxes on its taxable income.   Instead, the members are individually responsible for federal and state income taxes based upon the Company's taxable income.

Accordingly,  the  Company  had  no  unrecognized  income  tax  benefits,  nor  any  interest  or  penalties associated with unrecognized income tax benefits, accrued or expensed as of and for the years ended December 31, 2013 and 2012.

The Company files federal income tax returns in the U.S. and various state income tax returns.   The Company is no longer subject to tax examinations by the related tax authorities for the Company's U.S. federal and state income tax returns for years prior to 2010.

Concentration risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable.  The Company maintains its cash in bank accounts, which at times may exceed federally insured limits.  The Company has not experienced any losses on these accounts.  The Company maintains allowances for potential credit losses when necessary, which to date have been within management's expectations.

Substantially all of the Company's accounts receivable and net revenues were from First Data as of and for the years ended December 31, 2013 and 2012.

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

2.         Property and Equipment

Property and equipment consists of the following as of December 31:

	2013	2012
Equipment	$153,547	$98,635
Furniture and fixtures	66,352	29,104
Vehicles	321,795	158,000
Leasehold improvements	35,410	23,290
Total cost	577,104	309,029
Less accumulated depreciation and amortization	(156,263)	(114,759)
Property and equipment - net	$420,841	$194,270

3.         Notes Payable to Related Parties

Notes payable to related parties consists of the following as of December 31, 2013:

Note payable to member for vehicle, due in monthly installments of $1,928 through June 2019, including interest at 5.34%, unsecured	$110,053
Note payable to member for vehicle, due in monthly installments of $1,060 through October 2018, including interest at 1.90%, unsecured	58,695
Total	168,748
Less current portion	(29,406)
Long-term portion of notes payable to related parties	$139,342

Total interest paid to members was $4,409 for the year ended December 31, 2013.

Future maturities of notes payable to related parties as of December 31, 2013 are as follows:

2014	$29,406
2015	30,599
2016	31,849
2017	33,160
2018	32,410
Thereafter	11,324
Total	$168,748

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

4.         Other Related Party Transactions

Advance  to  related  party  as  of  December  31,  2013  represents  payments  made  to  Securus  Contact Systems, LLC (SCS), a related party partially owned by the Company's members.   The purpose of the advance is to help fund SCS during its initial period of operations.  The advance does not bear interest and has no formal terms of repayment.  In addition, SCS leases certain office space for which Payments has provided a guarantee.  Under the terms of the lease, SCS is required to make monthly lease payments ranging from $4,601 to $5,438 through February 2016.   Under the guarantee, the Company would be required to make lease payments on behalf of SCS if SCS is not able to make the lease payments.  Based on the expected cash flows of SCS, management does not expect the Company to be required to make any payments.  There is currently no recorded liability for potential losses under this guarantee, nor is there a recorded liability for the Company's obligation to "stand ready" to fund such guarantee.

The Company rents a boat on a month-to-month basis from USS Securus, LLC, a related party owned by the Company's members.  Total rent paid to USS Securus, LLC was $60,000 and $25,000 for the years ended December 31, 2013 and 2012.  These amounts are included in selling, general, and administrative expenses in the accompanying consolidated statements of income and members' equity.

The Company provided management and administrative services to Payprotec Investments Canada, Ltd. (Canada), a related party owned by the Company's members.  During the year ended December 31, 2012, the Company recorded $61,000 of income from Canada.  This amount is included in other income in the accompanying consolidated statement of income and members' equity for the year ended December 31, 2012.

5.         Leases

The Company leases its Oregon office facilities under an operating lease agreement expiring in June 2017. Monthly lease payments range from $16,153 to $17,808 throughout the term of the lease.

The Company leases its California office facilities under an operating lease agreement expiring in March 2016. Monthly lease payments range from $6,059 to $6,426 throughout the term of the lease.

Beginning in January 2014, the Company leases its Florida office facilities under an operating lease agreement expiring in December 2016.  Monthly lease payments range from $3,180 to $3,374 throughout the term of the lease.

During the year ended December 31, 2013, the Company rented a house in California under a six-month lease agreement. Monthly lease payments were $1,990.

Total rent expense for these leases was $261,234 and $164,457 for the years ended December 31, 2013 and 2012, respectively.

The future minimum lease payments required under long-term operating leases as of December 31, 2013 are as follows:

2014	$313,440
2015	321,810
2016	270,858
2017	106,848
Total	$1,012,956

Payprotec Oregon, LLC dba Securus Payments

and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2013 and 2012

6.         Subsequent Events

In January 2014, the Company entered into a residual purchase agreement, whereby the Company sold the first $200,000 of net monthly residual income (residuals), as well as a 10 percent membership interest, to E- Cig Ventures, LLC (E-Cig) for a purchase price of $2,000,000.   Upon execution of the agreement, the Company received a cash payment of $1,200,000 and a promissory note from E-Cig for $800,000 bearing interest at 1% monthly and which is due upon a) repurchase of the residuals by the Company, b) sale of the residuals to a third party, or c) by February 1, 2015, whichever comes first.   Under the terms of the agreement, beginning January 28, 2014 E-Cig will receive the first $200,000 of net monthly residuals each month (or $6,666 per day) for a period of not less than 30 months.  However, the Company has an option to repurchase the sold residuals and 10 percent membership interest for a lump sum of $2,200,000 during the first 90 days after the closing of the residual purchase agreement, or for a lump sum of $2,400,000 at any time thereafter.  If the option to repurchase is not exercised before January 27, 2015, the Company and E- Cig shall cooperate in good faith to re-sell the residuals and 10 percent membership interest to a third party. Upon sale of the residuals to a third party, E-Cig shall retain the first $2,400,000 of proceeds, and the excess, if any, shall be retained by the Company.

In February 2014, the Company signed a securities exchange agreement to be acquired by Excel Corporation (Excel).  Under the terms of the agreement, Excel will purchase 90 percent of the membership interest of the Company for a total of 20,400,000 shares of Excel's common stock and two shares of Excel's Series A Preferred Stock.   The members of the Company will also enter into three-year employment agreements in connection with the transaction.  The securities exchange agreement is subject to a number of conditions and consents, and the transaction is expected to be completed no later than March 31, 2014. In connection with this agreement, the Company paid a deposit of $150,000 to a third party, which the Company will recoup upon the closing of the transaction.  This amount is included in prepaid expenses and other current assets on the accompanying consolidated balance sheet as of December 31, 2013.

Management has evaluated, for potential recognition or disclosure in the consolidated financial statements, subsequent events that have occurred through March 5, 2014, which is the date that the consolidated financial statements were available to be issued.